Exhibit 5.1

June 7, 2012

KIT digital, Inc.

26 West 17th Street - 2nd Floor

New York, New York 10011

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of 15,050,000 shares of Common Stock, par value $0.0001 per share (the “Shares”), of KIT digital, Inc., a Delaware corporation (the “Company”). The Shares are being registered on behalf of stockholders of the Company.

We are acting as counsel for the Company in connection with the registration for resale of the Shares. We have examined signed copies of the Registration Statement to be filed with the Commission. We have also examined and relied upon minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-laws of the Company, each as restated or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We assume that the appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York, the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that the 15,050,000 shares of common stock included in the Registration Statement, including shares of common stock that are issuable pursuant to the exercise of the Company’s warrants to purchase common stock and in connection with the possible dilutive adjustment described in the Registration Statement, have been duly authorized and, when issued, delivered and paid for in accordance with the terms and conditions of the agreements and instruments governing their issuance, will be legally issued, fully paid, non-assessable and binding obligations of the Company under the laws of the state of Delaware.

Greenberg Traurig, LLP ■ Attorneys at Law ■ WWW.GTLAW.COM
MetLife Building, 200 Park Avenue ■ New York, New York 10166 ■ Tel 212.801.9200 ■ Fax 212.801.6400

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinion set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP

Greenberg Traurig, LLP